                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Conversion Feature - Description of Class A Shares," "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated November 4, 1997 included in this Registration Statement (Form N-1A No. 2-29901) of Alliance Quasar Fund, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
January 30, 1998



































00250150.AT9